UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed on July 7, 2015 in a Current Report on Form 8-K, certain plaintiffs (the “Plaintiffs”) that are party to the recall-related litigation described in Part II, Item 1 “Legal Proceedings” in the Motors Liquidation Company GUC Trust’s (the “GUC Trust”) Form 10-Q dated August 11, 2015 (the “Recall Litigation”) requested (the “Stay Request”) a “stay”, or suspension, of all interim GUC Trust distributions to holders of units of contingent beneficial interest in the GUC Trust while appeals and cross-appeals of the Bankruptcy Court for the Southern District of New York’s (“Bankruptcy Court”) June 1, 2015 Judgment and April 15, 2015 Decision on Motion to Enforce Sale Order in the Recall Litigation are pending. Those prior Bankruptcy Court rulings have been previously summarized in interim reports filed by the GUC Trust on Forms 8-K dated April 20, 2015 and June 4, 2015. Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the GUC Trust opposed the Stay Request.

On September 22, 2015, a hearing on the Stay Request commenced in the Bankruptcy Court, which hearing was continued to and completed on September 24, 2015. On October 14, 2015, the Bankruptcy Court rendered a decision on the Stay Request (located on the Bankruptcy Court’s docket at No. 13501) (the “Stay Decision”). The Stay Decision imposes a temporary 14-day stay on GUC Trust distributions (the “Temporary Stay”), with the 14-day period beginning on October 14, 2015, the date of the Stay Decision. The Stay Decision grants a further stay, commencing from the end of the Temporary Stay, but conditions such further stay on the posting of a bond by the Plaintiffs in the amount of $10.6 million. The purpose of the Temporary Stay is “to allow the [Plaintiffs] time to post the bond, or, if they are so advised, to pursue an appellate modification of [the Stay Decision].”

The Stay Decision may be appealed, and no assurance may be given as to the outcome of any such appeal. In the event that the Stay Decision is not overturned on appeal and the Plaintiffs fail to post a $10.6 million bond, the GUC Trust will be free to make interim distributions in accordance with its governing documents after the expiration of the Temporary Stay.

The above summary of the Stay Decision should be read together with the full text of the decision, which should be read in its entirety. Copies of the Stay Decision are available on the Bankruptcy Court’s electronic filing system (located on the Court’s docket at No. 13501), and at www.motorsliquidationdocket.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company